Exhibit 10.1
AMENDMENT NUMBER SEVEN TO CREDIT AGREEMENT
This AMENDMENT NUMBER SEVEN TO CREDIT AGREEMENT (this “Amendment”), dated as of February 11, 2010, is entered into by and among BELL INDUSTRIES, INC., a California corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), the lenders signatory hereto (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively, the “Lenders”), and WELLS FARGO CAPITAL FINANCE, INC., formerly known as Wells Fargo Foothill, Inc., a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Agent”). Initially capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement (as defined below).
WITNESSETH
WHEREAS, the Borrowers and the Lender Group are parties to that certain Credit Agreement, dated as of January 31, 2007 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Borrowers have requested that the Agent and the Lenders make certain amendments to the Credit Agreement; and
WHEREAS, upon the terms and conditions set forth herein, Agent and Lenders are willing to accommodate the Borrowers’ requests.
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Amendments to Credit Agreement.
(a) Schedule 1.1 of the Credit Agreement is hereby amended and modified by amending and restating, or adding (as applicable) the following definitions in the appropriate alphabetical order:
“Availability Block” means (a) from March 1, 2009 up to and including June 30, 2009, $4,500,000, (b) from July 1, 2009 and up to and including October 31, 2009, $3,500,000, (c) from November 1, 2009 up to and including February 28, 2010, $6,000,000, (d) from March 1, 2010 and up to and including June 30, 2010, $4,500,000, (e) from July 1, 2010 and up to and including October 31, 2010, $3,500,000, and (f) from and after November 1, 2010, $6,000,000.
“Base Rate Margin” means (a) from the Closing Date through and including April 30, 2008, 0.75 percentage points, (b) from May 1, 2008 up to and including March 24, 2009, 1.25 percentage points, (c) from March 25, 2009 up to and including October 31, 2009, 4.00 percentage points, (d) from November 1, 2009 up to and including January 31, 2010, 4.25 percentage points, (e) from February 1, 2010 and up to and including October 31, 2010, 4.00 percentage points, (f) from November 1, 2010 and up to and including January 31, 2011, 4.25 percentage points, and (g) from and after February 1, 2011, 4.50 percentage points.

“LIBOR Rate Margin” means (a) from the Closing Date through and including April 30, 2008, 2.25 percentage points, (b) from May 1, 2008 up to and including March 24, 2009, 2.75 percentage points, (c) from March 25, 2009 up to an including October 31, 2009, 4.00 percentage points, (d) from November 1, 2009 up to and including January 31, 2010, 4.25 percentage points, (e) from February 1, 2010 and up to and including October 31, 2010, 4.00 percentage points, (f) from November 1, 2010 and up to and including January 31, 2011, 4.25 percentage points, and (g) from and after February 1, 2011, 4.50 percentage points.
“Maximum Revolver Amount” means (a) from the Closing Date up to and including June 12, 2008, $30,000,000, (b) from June 13, 2008 up to and including July 14, 2010, $10,000,000, (c) from July 15, 2010 up to and including September 14, 2010, $12,500,000, and (d) from and after September 15, 2010, $10,000,000.”
(b) Section 3.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“3.3 Term. This Agreement shall continue in full force and effect for a term ending on March 31, 2011 (the “Maturity Date”). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.”
(c) Section 6.16(a) of the Credit Agreement hereby is amended and restated in its entirety to read as follows:
“(a) Minimum Adjusted EBITDA.
Fail to achieve Adjusted EBITDA, measured on a month-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable
Amount	Applicable Period
$(500,000)	For the 12 month period ending December 31, 2009
$(1,400,000)	For the 2 month period ending February 28, 2010
$(1,900,000)	For the 3 month period ending March 31, 2010
$(2,000,000)	For the 4 month period ending April 30, 2010
$(1,800,000)	For the 5 month period ending May 31, 2010

Applicable
Amount	Applicable Period
$(1,400,000)	For the 6 month period ending June 30, 2010
$(800,000)	For the 7 month period ending July 31, 2010
$(400,000)	For the 8 month period ending August 31, 2010
$(400,000)	For the 9 month period ending September 30, 2010
$(400,000)	For the 10 month period ending October 31, 2010
$(400,000)	For the 11 month period ending November 30, 2010
$(400,000)	For the 12 month period ending December 31, 2010
Agent, in its Permitted Discretion, shall establish the minimum Adjusted EBITDA covenant for each trailing 12 month period after December 31, 2010, which covenant levels will be based upon Borrowers’ projections for such trailing 12 month period delivered to Agent pursuant to Section 5.3 of this Agreement and utilizing criteria similar to the criteria that Agent used to establish the Adjusted EBITDA covenants in the above table. Borrowers shall execute any amendment to this Section 6.16(a) reasonably requested by Agent in order to document the inclusion of such minimum Adjusted EBITDA covenant levels for such periods in the covenant set forth in this Section 6.16(a). If Borrowers fail to timely deliver the projections pursuant to Section 5.3 of this Agreement, then (i) such failure shall constitute an Event of Default; and (ii) the Adjusted EBITDA covenant for each succeeding trailing twelve month period, measured on a monthly basis, after December 31, 2010 shall be $1,000,000 (the “Interim Minimum Amount”), until such time as the projections required by Section 5.3 for such periods have been delivered to Agent and Borrowers have executed an amendment requested by Agent to document the inclusion of new Adjusted EBITDA covenant levels (to be set in the manner set forth in the first sentence of this paragraph) for such periods in the Adjusted EBITDA covenant set forth in this Section 6.16(a) (it being understood that the Interim Minimum Amount shall not suggest that Agent would agree to establish the minimum Adjusted EBITDA covenant for any of the trailing 12 month periods after December 31, 2010 at the Interim Minimum Amount).”
(d) Section 6.16(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(b) Capital Expenditures. Unless the Required Lenders, in their sole discretion, otherwise consent thereto in advance in writing, make Capital Expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:

Fiscal Year 2009	Fiscal Year 2010
$500,000	$400,000

Agent, in its Permitted Discretion, shall establish the maximum Capital Expenditures covenant for Fiscal Year 2011, which covenant level will be based upon Borrowers’ projections for Fiscal Year 2011 delivered to Agent pursuant to Section 5.3 of this Agreement and utilizing criteria similar to the criteria that Agent used to establish the Capital Expenditures covenants in the above table. Borrowers shall execute any amendment to this Section 6.16(b) reasonably requested by Agent in order to document the inclusion of such maximum Capital Expenditures level for Fiscal Year 2011 in the covenant set forth in this Section 6.16(b). If Borrowers fail to timely deliver the projections pursuant to Section 5.3 of this Agreement, then (i) such failure shall constitute an Event of Default; and (ii) the Capital Expenditures covenant for Fiscal Year 2011 shall be $400,000 (“Interim Maximum CapEx Amount”) until the Projections have been delivered to Agent and Borrowers have executed an amendment requested by Agent to document the inclusion of a new Capital Expenditures covenant level for Fiscal Year 2011 (to be set in the manner set forth in the first sentence of this paragraph) in the Capital Expenditures covenant set forth in this Section 6.16(b) (it being understood that the Interim Maximum CapEx Amount shall not suggest that Agent would agree to establish the maximum Capital Expenditures covenant for Fiscal Year 2011 at the Interim Maximum CapEx Amount).”
(e) Schedules A-2 and C-1 to the Credit Agreement are hereby amended by (i) deleting such Schedules in their entirety and (ii) inserting the Schedules A-2 and C-1 attached hereto as Exhibit A in lieu thereof.
2. Conditions Precedent to Agreement. This Amendment shall become effective only upon satisfaction in full in the reasonable judgment of the Agent of each of the following conditions:
(a) Agent shall have received an amendment to the Newcastle Note in form and substance satisfactory to Agent, duly executed by the parties thereto, and the same shall be in full force and effect.
(b) Agent shall have received a certificate from the Secretary of each Borrower attesting to the incumbency and signatures of specific officers of such Borrower authorized to execute Loan Documents.
(c) After giving effect to this Amendment, the representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, on and as of such earlier date).
(d) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against any Borrower, Agent, or any Lender.
(e) Borrower shall pay concurrently with the closing of the transactions evidenced by this Amendment, all Lender Group Expenses then payable pursuant to Section 17.10 of the Credit Agreement.
(f) No Default or Event of Default shall have occurred and be continuing on the effective date of this Amendment, nor shall either result immediately after the consummation of the transactions contemplated herein.

(g) Agent shall have received payment in full in immediately available funds of the Amendment Fee described in Section 4 of this Amendment.
3. Representations and Warranties. Each Borrower hereby represents and warrants to Agent and each Lender as follows:
(a) The execution, delivery, and performance by such Borrower of this Amendment and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Borrower.
(b) The execution, delivery, and performance by such Borrower of this Amendment and the other Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to any Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contract or undertaking of any Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower’s interestholders or any approval or consent of any Person under any Material Contract of any Borrower, other than consents or approvals that have been obtained and that are still in force and effect.
(c) This Amendment has been duly executed and delivered by each Borrower. This Amendment and each Loan Document is the legal, valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms, and is in full force and effect except as such validity and enforceability is limited by the laws of insolvency and bankruptcy, laws affecting creditors’ rights and principles of equity applicable hereto.
(d) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against any Borrower, any Guarantor, Agent or any Lender.
(e) No Default or Event of Default has occurred and is continuing on the date hereof or as of the date of the effectiveness of this Amendment.
(f) The representations and warranties in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).
4. Amendment Fee. The Borrowers shall pay to Agent an amendment fee in the amount of $100,000 (“Amendment Fee”) in immediately available funds, which Amendment Fee shall be retained by Agent (solely for its account and not for the account of any Lender). Such Amendment Fee shall be fully earned and, non refundable on the date of this Amendment.
5. Payment of Costs and Expenses. Borrowers agree to pay all Lender Group Expenses incurred in connection with the preparation, negotiation and execution of this Amendment and the review of all documents incidental thereto in accordance with the terms of the Credit Agreement.

6. RELEASE.
Each Borrower hereby waives, releases, remises and forever discharges each member of the Lender Group, each of their respective Affiliates, and each of their respective officers, directors, employees, and agents (collectively, the “Releasees”), from any and all claims, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, known or unknown, past or present, liquidated or unliquidated, suspected or unsuspected, which such Borrower ever had, now has or might hereafter have against any such Releasee which relates, directly or indirectly, to the Credit Agreement or any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Credit Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents. As to each and every claim released hereunder, each Borrower hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, each Borrower specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
As to each and every claim released hereunder, each Borrower also waives the benefit of each other similar provision of applicable federal or state law, if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.
7. CONSTRUCTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA.
8. Amendments. This Amendment cannot be altered, amended, changed or modified in any respect or particular unless each such alteration, amendment, change or modification shall have been agreed to by each of the parties and reduced to writing in its entirety and signed and delivered by each party.
9. Counterpart Execution. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.

10. Effect on Loan Documents.
(a) The Credit Agreement, as amended hereby, and each of the other Loan Documents, as amended as of the date hereof, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect. The amendments, waivers and modifications set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Documents, shall not operate as a consent to any further or other matter under the Loan Documents and shall not be construed as an indication that any future waiver of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver which may hereafter be requested by the Borrower remains in the sole and absolute discretion of the Agent and the Lenders.
(b) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.
(c) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.
(d) This Amendment is a Loan Document.
(e) Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.
11. Entire Agreement. This Amendment embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements or understandings with respect to the subject matter hereof, whether express or implied, oral or written.
12. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

13. Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof and as amended hereby.
14. Reaffirmation of Obligations. Each Borrower hereby reaffirms its obligations under each Loan Document to which it is a party. Each Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted, pursuant to and in connection with the Security Agreement or any other Loan Document to Agent, on behalf of itself or for the benefit of the Lender Group or the Bank Product Providers, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such liens and security interests, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.
15. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

BELL INDUSTRIES, INC., a California corporation, as Borrower
By:	/s/ Clinton J. Coleman
	Name:	Clinton J. Coleman
	Title:	Chief Executive Officer

BELL INDUSTRIES, INC., a Minnesota corporation, as Borrower
By:	/s/ Clinton J. Coleman
	Name:	Clinton J. Coleman
	Title:	Chief Executive Officer

BELL TECHLOGIX, INC., a Delaware corporation, as Borrower
By:	/s/ Clinton J. Coleman
	Name:	Clinton J. Coleman
	Title:	Chief Executive Officer

BELL TECHLOGIX MOBILITY SOLUTIONS, INC., a Delaware corporation, as Borrower
By:	/s/ Clinton J. Coleman
	Name:	Clinton J. Coleman
	Title:	Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT NUMBER SEVEN TO CREDIT AGREEMENT]

WELLS FARGO CAPITAL FINANCE, INC., Formerly known as Wells Fargo Foothill, Inc., a California corporation, as Agent and as a Lender
By:	/s/ Rina Shinoda
	Name:	Rina Shinoda
	Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NUMBER SEVEN TO CREDIT AGREEMENT]

Exhibit A

Schedule A-2
Authorized Persons
Clinton J. Coleman, Chief Executive Officer
Jacque Cregar, Corporate Controller

Schedule C-1
Commitments

Lender	Revolver Commitment	Total Commitment
Wells Fargo Capital Finance, Inc.	See Below*	See Below*

All Lenders	See Below*	See Below*

*
(1) from the Closing Date up to and including June 12, 2008, $30,000,000, (2) from June 13, 2008 up to and including July 14, 2010, $10,000,000, (3) from July 15, 2010 up to and including September 14, 2010, $12,500,000, and (4) from and after September 15, 2010, $10,000,000.”